UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 18, 2011

WEST COAST BANCORP
(Exact name of registrant as specified in charter)

Oregon
(State or other jurisdiction of incorporation)

0-10997
(SEC File Number)

93-0810577
(IRS Employer Identification No.)

5335 Meadows Road, Suite 201
Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into Material Definitive Agreement

On October 18, 2011, West Coast Bank (the “Bank”), the wholly owned banking subsidiary of West Coast Bancorp (the "Company"), received from the Federal Deposit Insurance Corporation (the “FDIC”), a Consent Order, Order for Restitution, and Order to Pay (the “Order”), together with a signed Stipulation and Consent (the “Stipulation” and together, with the Order, the “Agreement”).  The Agreement is effective as of the date signed on behalf of the FDIC, October 11, 2011.

The Agreement arose out of the FDIC's allegation, following its most recent regulatory compliance exam, that the Bank violated Section 5 of the Federal Trade Commission Act in connection with the Bank’s customer overdraft payment protection program.  Under the Stipulation, the Bank consented to the issuance of and entry into the Order, without admitting or denying the charges.

The Agreement requires that the Bank's Board of Directors (“Board”):

•             participate fully in the oversight of the Bank’s Compliance Management System (“CMS”), including that the Board's Audit & Compliance Committee (the "Audit Committee") meet certain procedural requirements relating to its compliance function and be allocated sufficient resources to do so;

•           in conjunction with the Audit Committee, implement certain processes and procedures relating to the Bank's Compliance Officer to strengthen the compliance function, including ensuring access to the Board and the Audit Committee, requiring regular written reporting, ensuring adequate authority and independence, and requiring ongoing training of responsible personnel; and

• within 90 days, develop and adopt education programs for board members that specifically address consumer protection laws.

The Agreement further requires that the Bank:

•                 within 60 days, develop and implement a CMS that is commensurate with the complexity of the Bank’s operation, and as otherwise detailed in the Agreement, including enhanced training, implementation, and monitoring processes and procedures;

• within 60 days, correct all violations of laws set forth in the FDIC’s compliance report of examination;

• within 60 days, comprehensively review its overdraft payment program and ensure it complies with FDIC guidance for overdraft payment programs;

• within 30 days, schedule and implement a program of independent audits of the Bank's CMS and compliance programs that complies with requirements outlined by the FDIC;

• within 60 days, include non-agency complaints (i.e., complaints in addition to those filed with the FDIC or State of Oregon) in its complaint monitoring process;

•                 within 10 days, establish and fund with $350,000 a deposit account for the purpose of making restitution to a class of consumers who, within certain timeframes, incurred an overdraft fee for ATM and one-time debit card transactions;

• within 45 days, retain an independent certified accounting firm acceptable to the FDIC to determine the Bank’s compliance with the Bank's Restitution Plan (as defined below); and

•                 within 60 days, prepare a comprehensive restitution plan for customers with a checking account opened on or after July 1, 2010 and prior to December 20, 2010, and who incurred one or more overdraft fees as a result of an ATM or one-time debit transaction (such plan, the "Restitution Plan").

The Agreement also required that the Bank pay a civil money penalty of $390,000.

The Company established a reserve in prior periods to cover the estimated restitution costs and the civil money penalty.

The Bank has begun efforts to comply with the Agreement and believes it is taking all appropriate steps to achieve compliance.  Such steps, many of which have been completed, include implementing a board approved, robust CMS, correcting the violations noted in the FDIC’s compliance report of examination, undertaking a comprehensive review of the Bank’s overdraft program and implementing changes to the overdraft payment program to comply with the FDIC’s guidance, increasing the scope and number of compliance monitoring evaluations and independent audits,  instituting a comprehensive bank wide education and training program for directors and employees and enhancing a complaint tracking and monitoring process to capture all types of customer complaints.  Subject to FDIC approval, the Bank expects to begin implementing the Restitution Plan in early 2012.

This description of the Agreement is a summary and does not purport to be a complete description of all terms, and is qualified in its entirety by reference to the Stipulation and the Order, which are included with this report as Exhibits 10.1 and 10.2, respectively.

Item 9.01.      Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being filed with this report:

10.1	Stipulation and Consent to the Issuance of a Consent Order, Order for Restitution, and Order to Pay, between the Bank and the FDIC.
10.2	Consent Order, Order for Restitution, and Order to Pay, issued by the FDIC, effective as of October 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: October 24, 2011	By:	/s/ David C. Bouc
David C. Bouc
Executive Vice President, General Counsel and
Corporate Secretary